State of Delaware
Secretary of State
Division of Corporations
Delivered 04:28 PM 08/03/2015
FILED 03:50 PM 08/03/2015
SRV 151126268 - 4118656 FILE

AMENDED AND RESTATED CERTIFICATE OF FORMATION OF ESTERLINE FEDERAL LLC

This Amended and Restated Certificate is duly executed and is being filed in accordance with Section 18-208 of the Delaware Limited Liability Company Act.

1. The name of the limited liability company is Esterline Federal LLC.

2. The original Certificate of Formation of the limited liability company was filed on April 3, 2006 with the Secretary of State of the state of Delaware under the name Barco Federal Systems, LLC.

3. The Certificate of Formation, as heretofore amended, is further amended and restated in its entirety to read as follows:

ARTICLE 1. NAME

The name of the limited liability company is Esterline Federal LLC.

ARTICLE 2. REGISTERED OFFICE AND REGISTERED AGENT

The address of the registered office of this limited liability company in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, State of Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation this 31st day of July, 2015.

ESTERLINE FEDERAL LLC

By ____________________
Robert D. George
Vice President, Secretary and Treasurer

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:38 PM 06/10/2019
FILED 01:38 PM 06/10/2019
SR 20195339908 - File Number 4118656

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF FORMATION
OF
ESTERLINE FEDERAL LLC

The undersigned, in order to amend the certificate of formation ("Certificate of Formation") of Esterline Federal LLC (the "Company") under the Delaware Limited Liability Company Act (6 Del. C. §1801, et seq.), certifies as follows:

1. The name of the Company is Esterline Federal LLC.
2. Article First of the Certificate of Formation is hereby amended and restated in its entirety to read as follows:

   "First. The name of the limited liability company is ScioTeq LLC."

3. The Certificate of Amendment shall be effective July 1, 2019.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation on this 10th day of June, 2019.

By: [signature]
Halle F. Terrion, Authorized Person